Exhibit 15.1

FRAMEWORK ACT ON TELECOMMUNICATIONS

[Enforced on July 26, 2017] [Amended by Act No. 14839, July 26, 2017, Amendment by other Acts]

Ministry of Science and ICT (Policy Coordination Division), 02-2110-2824

CHAPTER I GENERAL PROVISIONS

Article 1 (Purpose)

The purpose of this Act is to contribute to the enhancement of the public welfare by managing telecommunications efficiently and stimulating the development of telecommunications by providing basic matters on telecommunications.

Article 2 (Definitions)

The definitions of the terms as used in this Act shall be as follows:

1. The term “telecommunications” means transmission or reception of code, words, sound or image through wired, wireless, optic, and other electro-magnetic processes;

2. The term “telecommunications facilities and equipment” means machinery, appliances, lines for telecommunications, and other facilities necessary for telecommunications;

3. The term “telecommunications line facilities and equipment” means the facilities and equipment which constitute communications channels between sending and receiving points for telecommunications among the telecommunications facilities and equipment, and the transmission and line facilities and equipment, with the exchange facilities installed as one body of the transmission and line facilities, and all facilities attached thereto;

4. The term “telecommunications business facilities and equipment” means the telecommunications facilities and equipment to be provided for telecommunications businesses;

5. The term “private telecommunications facilities and equipment” means the telecommunications facilities and equipment other than the telecommunications business facilities and equipment, installed by an individual to be used for his own telecommunications;

6. The term “telecommunications equipments” means apparatus, machinery, parts or line equipments, etc. used by the telecommunications facilities and equipment;

7. The term “telecommunications service” means services that mediate a third party’s communication through the telecommunications facilities and equipment or to provide the telecommunications facilities and equipment for the third party’s telecommunications; and

8. The term “telecommunications business” means a business that provides telecommunications services.

Article 3 (Supervision of Telecommunications)

The matters concerning telecommunications shall be governed by Minister of Science and ICT, except the ones stipulated specifically by this Act or other Acts. <Amended on Dec. 30, 1996, Feb. 29, 2008, Mar. 23, 2013, Jul. 26, 2017>

Article 4 (Government Policies)

Minister of Science and ICT shall devise basic and comprehensive government policies concerning telecommunications to attain the purpose of this Act. <Amended on Dec. 30, 1996, Feb. 29, 2008, Mar. 23, 2013, Jul. 26, 2017>

Article 5 (Establishment of Basic Telecommunications Plans)

(1) Minister of Science and ICT shall establish and publicly notify basic telecommunications plans (hereinafter referred to as the “basic plan”) for smooth development of telecommunications and the promotion of the information society. <Amended on Dec. 30, 1996, Feb. 29, 2008, Mar. 23, 2013, Jul. 26, 2017>

(2) The following matters shall be included in the basic plan of paragraph (1):

1. Matters concerning utilization efficiency of telecommunications;

2. Matters concerning maintenance of telecommunications order;

3. Matters concerning telecommunications business;

4. Matters concerning telecommunications facilities and equipment;

5. Matters concerning promotion of telecommunications technology (including technology about telecommunications construction; hereinafter the same shall apply); and

6. Other basic matters concerning telecommunications.

(3) Minister of Science and ICT shall consult in advance with the heads of administrative agencies concerned, when establishing the basic plan for the matters of paragraph (2) 4 and 5 of this Article. <Amended on Dec. 30, 1996, Feb. 29, 2008, Mar. 23, 2013, Jul. 26, 2017>

Article 6 Deleted <May 21, 2009>

Article 7 (Classification of Telecommunications Business Operator)

The telecommunications business operator shall be classified as the key communications business operator, the special communications business operator and the value-added communications business operator pursuant to the Telecommunications Business Act. <Amended on Aug. 28, 1997>

[This Article Wholly Amended by Act No. 4905, Jan. 5, 1995]

CHAPTER II Deleted <May 22, 2009>

Article 8 Deleted <May 22, 2009>

Article 9 Deleted <May 22, 2009>

Article 10 Deleted <May 22, 2009>

Article 11 Deleted <May 22, 2009>

Article 12 Deleted <May 22, 2009>

Article 13 Deleted <May 22, 2009>

Article 14 Deleted <Dec. 30, 1996>

Article 15 Deleted <Dec. 30, 1996>

Article 15-2 Deleted <Jan. 29, 1999>

CHAPTER III Deleted <Mar. 22, 2010>

SECTION 1 Deleted < Mar. 22, 2010>

Article 16 Deleted < Mar. 22, 2010>

Article 17 Deleted < Mar. 22, 2010>

Article 18 Deleted < Mar. 22, 2010>

Article 19 Deleted <Dec. 30, 1996>

SECTION 2 Deleted < Mar. 22, 2010>

Article 20 Deleted < Mar. 22, 2010>

Article 21 Deleted < Mar. 22, 2010>

Article 22 Deleted < Mar. 22, 2010>

Article 23 Deleted < Mar. 22, 2010>

Article 24 Deleted < Mar. 22, 2010>

SECTION 3 Deleted < Mar. 22, 2010>

Article 15 Deleted < Mar. 22, 2010>

Article 16 Deleted < Mar. 22, 2010>

Article 17 Deleted < Mar. 22, 2010>

Article 18 Deleted < Mar. 22, 2010>

Article 19 Deleted < Mar. 22, 2010>

Article 20 Deleted < Mar. 22, 2010>

SECTION 4 Deleted < Mar. 22, 2010>

Article 30-2 Deleted < Mar. 22, 2010>

Article 30-3 Deleted < Mar. 22, 2010>

Article 30-4 Deleted <Dec. 26, 2002>

Article 31 Deleted < Mar. 22, 2010>

Article 32 Deleted < Mar. 22, 2010>

CHAPTER IV MANAGEMENT OF TELECOMMUNICATIONS EQUIPMENTS

Article 33 Deleted <Jul. 23, 2010>

Article 33-2 Deleted < Jul. 23, 2010>

Article 33-3 Deleted < Jul. 23, 2010>

Article 34 Deleted <Jan. 28, 2000>

Article 34-2 Deleted < Jul. 23, 2010>

Article 35 Deleted < Jul. 23, 2010>

Article 36 Deleted < Jul. 23, 2010>

CHAPTER V Deleted <Feb. 29, 2008> <Feb. 29, 2008>

Article 37 Deleted <Feb. 29, 2008>

Article 38 Deleted <Feb. 29, 2008>

Article 39 Deleted <Feb. 29, 2008>

Article 40 Deleted <Feb. 29, 2008>

Article 40-2 Deleted < Mar. 22, 2010>

Article 40-3 Deleted < Mar. 22, 2010>

Article 41 Deleted <Feb. 29, 2008>

Article 42 Deleted <Feb. 29, 2008>

Article 43 Deleted < Mar. 22, 2010>

Article 44 Deleted <Feb. 29, 2008>

Article 44-2 Deleted < Mar. 13, 2009>

CHAPTER VI SUPPLEMENTARY PROVISIONS

Article 45 Deleted < Mar. 22, 2010>

Article 45-2 Deleted <July 23, 2010>

Article 46 (Delegation and Entrustment of Authority)

(1)	Part of the authority of Minister of Science and ICT under this Act may be delegated or commissioned to the head of the related agencies or of the Korea Post under the conditions as prescribed by the Enforcement Decree. <Amended on Mar. 23, 2013, Jul. 26, 2017>

(2)	Deleted < Mar. 22, 2010>

CHAPTER VII PENAL PROVISIONS

Article 47 (Penal Provisions)

(1) Deleted <Dec. 22, 2015>

(2) A person who has publicly made a false communication over the telecommunications facilities and equipment for the purpose of benefiting himself or the third party or inflicting damages on the third party shall be punished by imprisonment for not more than three years or by a fine not exceeding thirty million won. <Amended by Act No. 5219, Dec. 30, 1996>

(3) In case where the false communication under paragraph (2) is of a telegraphic remittance, it shall be punished by imprisonment for not more than five years or by a fine not exceeding fifty million won. <Amended by Act No. 5219, Dec. 30, 1996>

(4) When a person engaged in the telecommunications business commits the act under paragraph (3), he shall be punished by imprisonment for not more than ten years or by a fine not exceeding 100 million won, and in case of committing the act under paragraph (2), he shall be punished by imprisonment for not more than five years or by a fine not exceeding fifty million won. <Amended on Dec. 22, 2015>

[The Article 47(1) which the Constitutional Court found as of December 28, 2010 unconstitutional is deleted under Act No. 13586 on December 22, 2015.]

Article 48 Deleted <July 23, 2010>

Article 48-2 Deleted <Jan. 16, 2001>

Article 49 Deleted <July 23, 2010>

Article 50 Deleted <Jan. 28, 2000>

Article 51 Deleted <July 23, 2010>

Article 52 Deleted <July 23, 2010>

Article 53 Deleted <July 23, 2010>

ADDENDA <Amended by Act No. 14839, July 26, 2017>

Article 1 (Enforcement Date) (1) This Act shall enter into force on the date of its promulgation; provided, however, that among the Acts to be amended in accordance with Article 5 of the Addenda, the amended provisions of the Acts promulgated before this Act enter into force, but whose enforcement dates have not arrived yet, shall enter into force on the respective enforcement date of each Act.

Articles 2 through 4 Omitted.

Article 3 (Amendment of other Acts) (1) through <341> Omitted.

<342> The Framework Act on Telecommunications shall be partially amended as follows:

“Minister of Science, ICT and Future Planning” in Articles 3, 4, 5(1) and (3), and 46 shall be amended as “Minister of Science and ICT.”

<343> through <382> Omitted.

Article 6 Omitted.